SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 25, 2005

Multi-Color Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Ohio	0-16148	31-1125853
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

425 Walnut Street, Suite 1300, Cincinnati, Ohio	45202
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

Registrant’s telephone number, including area code 513/381-1480

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits

On January 25, 2005 Multi-Color Corporation (“Company”) filed a Current Report on Form 8-K to report the Company’s acquisition of specific assets and assumption of certain liabilities of the NorthStar Print Group, Inc., a subsidiary of Journal Communications, Inc. This amendment #1 contains certain required financial information associated with this acquisition.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTI-COLOR CORPORATION

By:	/s/ Dawn H. Bertsche
Name:	Dawn H. Bertsche
Title:	Vice President-Finance, Chief Financial Officer
Date:	April 11, 2005

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholder of NorthStar Print Group, Inc.:

We have audited the accompanying balance sheet of the label division (“Division”) of NorthStar Print Group, Inc. (“Company”, a Wisconsin corporation) as of December 31, 2003, and the related statements of income, parent’s equity in division and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America as established by the Auditing Standards Board of the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Division’s or Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the label division of NorthStar Print Group, Inc. as of December 31, 2003, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

GRANT THORNTON LLP

/s/ Grant Thornton LLP
Cincinnati, Ohio November 19, 2004, except Note 9 as to which the date is January 25, 2005

NorthStar Print Group, Inc. (Label Division)

STATEMENTS OF INCOME

(Thousands)	Year ended December 31, 2003	(unaudited) Nine months ended September 26, 2004
Net sales	$57,307	$44,569
Cost of goods sold	47,937	36,546

Gross profit	9,370	8,023
Selling, general and administrative expenses	6,037	4,853

Operating income	3,333	3,170
Interest expense	143	97

Income before income taxes	3,190	3,073
Income taxes	1,227	1,291

Net income	$1,963	$1,782

The accompanying notes to the financial statements are an integral part of these statements.

NorthStar Print Group, Inc. (Label Division)

BALANCE SHEETS

(Thousands)	December 31, 2003	(unaudited) September 26, 2004
Assets
Current assets:
Cash	$4	$1
Accounts receivable, net of reserves of $120 in 2003 and $113 in 2004	4,302	5,675
Inventories	7,206	7,021
Prepaid income taxes to parent company	—	1,469
Prepaid expenses and other	92	87
Deferred tax asset	633	566

Total current assets	12,237	14,819
Property, plant and equipment, net	6,615	5,751
Goodwill	2,362	2,362
Other	298	279

Total assets	$21,512	$23,211

Liabilities and Parent’s equity in division
Current liabilities:
Due to parent company and entities under common control	5,688	8,297
Accounts payable	2,853	3,717
Accrued liabilities	2,473	2,133
Accrued income taxes to parent company	306	—

Total current liabilities	11,320	14,147
Deferred tax liability	2,237	2,227
Commitments and contingencies

Total liabilities	13,557	16,374

Parent’s equity in division	7,955	6,837

Total liabilities and parent’s equity in division	$21,512	$23,211

The accompanying notes to the financial statements are an integral part of these statements.

NorthStar Print Group, Inc. (Label Division)

STATEMENTS OF PARENT’S EQUITY IN DIVISION

Year ended December 31, 2003 and nine months ended September 26, 2004 (unaudited)

(Thousands)
Parent’s equity in division at January 1, 2003	$9,192
Net income - year ended December 31, 2003	1,963
Distributions	(3,200)

Parent’s equity in division at December 31, 2003	$7,955
Net income - nine months ended September 26, 2004 (unaudited)	1,782
Distributions (unaudited)	(2,900)

Parent’s equity in division at September 26, 2004 (unaudited)	$6,837

The accompanying notes to the financial statements are an integral part of these statements.

NorthStar Print Group, Inc. (Label Division)

STATEMENTS OF CASH FLOWS

(Thousands)	Year ended December 31, 2003	(unaudited) Nine months ended September 26, 2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,963	$1,782
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,719	1,194
Net loss on disposal of property, plant and equipment	—	14
Net (increase) decrease in accounts receivable	663	(1,373)
Net (increase) decrease in inventories	4	185
Net (increase) decrease in prepaid expenses and other	(254)	24
Net increase (decreases) in amounts due to related parties	(632)	834
Net increase (decrease) in accounts payable	640	864
Net increase (decrease) in accrued liabilities	85	(340)
Net increase (decreases) in deferred taxes	(167)	57

Net cash provided by operating activities	4,021	3,241

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(818)	(348)
Proceeds from sale of property, plant and equipment	—	4

Net cash used in investing activities	(818)	(344)
CASH FLOWS FROM INVESTING ACTIVITIES
Distributions to parent company	(3,200)	(2,900)

Net cash used in financing activities	(3,200)	(2,900)

Net increase (decrease) in cash	3	(3)
Cash, beginning of period	1	4

Cash, end of period	$4	$1

The accompanying notes to the financial statements are an integral part of these statements.

NOTES TO FINANCIAL STATEMENTS

December 31, 2003 and September 26, 2004 (unaudited)

(Thousands)

(1) THE COMPANY

The label division (“Division”) of NorthStar Print Group, Inc. (a wholly-owned subsidiary of Journal Communications, Inc. (“JCI” or “the parent company”)) produces gravure labels and flexographic pressure-sensitive labels for consumer product companies located domestically and internationally. The Division has plants located in Watertown, Wisconsin; Norway, Michigan; and Green Bay, Wisconsin. The division operates in a single business segment.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue recognition

Revenue is recognized on sales of products when the customer receives title to the goods. This generally occurs upon shipment, except for the Division’s major customer (see Note 6) and one other customer who do not take title to the goods until received at the customer’s warehouse.

Shipping and Handling Costs

Shipping and handling costs billed to customers are included in net sales and the related costs are included in cost of goods sold.

Accounts Receivable

The Division records a reserve against its trade accounts receivable based upon management’s best estimate of uncollectible balances and historical levels of bad debts.

Inventories

Inventories are stated at the lower of FIFO (first-in, first-out) cost or market.

Property, Plant and Equipment

Property, plant and equipment are stated at cost.

Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, as follows:

Buildings and improvements	10-30 years
Machinery and equipment	5-10 years
Computers	3 years
Furniture and fixtures	5-7 years
Leasehold improvements	shorter of useful life or lease term

In accordance with SFAS No. 144 “Accounting for the Impairment or Disposal of Long-lived Assets”, the Division reviews long-lived assets to be held and used for impairment whenever events or circumstances indicate that the carrying amounts may not be recoverable.

Goodwill

In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets”, the Division tests goodwill annually during the fourth quarter of each fiscal year for impairment by comparing the fair value of the reporting unit responsible for the goodwill to its carrying amount. Under SFAS No. 142, impairment is also tested when events or changes in circumstances indicate that the assets carrying values may be greater than the fair values. No impairment resulted from our annual impairment tests in 2003.

Income Taxes

Income taxes are payable at the JCI level and are allocated to the Division by JCI. Deferred income tax assets and liabilities are provided for temporary differences between the tax basis and reported amounts of assets and liabilities that will result in taxable or deductible amounts in future years.

Advertising Costs

Advertising costs are charged to expense as incurred. Such expenses were minimal for the year ended December 31, 2003.

Research and Development Costs

Research and development costs are charged to expense as incurred. Expenses were $227 for the year ended December 31, 2003.

Use of Estimates in Financial Statements

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Comprehensive Income

The Division does not have any comprehensive income items, other than net income.

(2) INVENTORIES

Inventories consisted of the following as of:

	December 31, 2003	September 26, 2004
Finished goods	$4,912	$4,107
Work-in-process	947	1,140
Raw materials	1,347	1,774

	$7,206	$7,021

(3) PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following as of:

	December 31, 2003	September 26, 2004
Land and buildings	$4,711	$4,722
Machinery and equipment	24,478	24,390
Furniture, fixtures, computers and vehicles	2,473	2,493
Construction in progress	16	202

	31,678	31,807
Accumulated depreciation	(25,063)	(26,056)

	$6,615	$5,751

(4) EMPLOYEE BENEFIT PLANS

Employees of the Division may participate in a defined contribution plan sponsored by JCI. The Division’s expenses for matching contributions related to this plan approximated $139 for the year ended December 31, 2003. We made additional contributions of $251 into the defined contribution plan on behalf of certain employees not covered by a defined benefit pension plan for the year ended December 31, 2003.

The Division has a defined contribution plan covering certain union employees. This plan provides benefits based on years of service. Plan assets consist primarily of listed equity and debt securities. Certain union employees participate in a multi-employer defined benefit pension plan. In addition, the Division will provide health benefits to certain eligible employees upon retirement. In accordance with the provisions of FASB Staff Position 106-1, the Division elected to defer accounting for the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the Act) pending guidance to be issued by the FASB. The table below only includes information on other postretirement benefits for currently active employees of the Division.

	Pension Benefits	Other Postretirement Benefits
Period ending	December 31, 2003	December 31, 2003
Change in benefit obligations
Benefit obligation at beginning of year	$721	$110
Service cost	18	6
Plan amendments	—	—
Interest cost	49	7
Actuarial (gain) loss	79	17
Special termination benefits	—	—
Benefits paid	(94)	—

Benefit obligation at end of year	$773	$140

Change in plan assets
Fair value of plan assets at beginning of year	$711
Actual gain (loss) on plan assets	69
Company contributions	100
Benefits paid	(94)

Fair value of plan assets at end of year	$786

Funded status of the plan
Funded status of the plan	$13	$(140)
Unrecognized net actuarial loss	223	—
Unrecognized prior service cost	—	—
Unrecognized transition obligation	58	—

Prepaid (accrued) net benefit cost	$294	$(140)

The accumulated benefit obligation for the defined benefit pension plan was $756 at December 31, 2003.

Pension Benefits Year ended December 31, 2003
Components of net periodic benefit cost
Service cost	$18
Interest cost	49
Return on plan assets	(69)
Amortization of:
Unrecognized prior service cost	—
Unrecognized net transition obligation (asset)	4
Unrecognized net (gain) loss	19

Net periodic benefit cost included in total operating costs	$21

Other Postretirement Benefits Year ended December 31, 2003
Components of net periodic benefit cost
Service cost	$6
Interest cost	7
Special termination benefits Amortization of:
Unrecognized net transition obligation
Unrecognized net loss	17

Net periodic benefit cost included in total operating costs (allocated from parent company)	$30

The costs for the Division’s pension benefits and other postretirement benefits are actuarially determined. Key assumptions utilized at the measurement date of December 31 for pension benefits and for other postretirement benefits include the following:

Weighted-average assumptions used to determine benefit obligations

	Pension Benefits	Other Postretirement Benefits
	2003	2003
Discount rate	6.25%	6.25%

Weighted-average assumptions used to determine net periodic benefit cost

Discount rate	6.75%	6.75%
Expected return on plan assets	8.00%	—

The assumed health care trend rate used in measuring the postretirement benefit obligation is 8.0% grading down to 5.0% in 2007 and thereafter.

(5) INCOME TAXES

The provision (credit) for income taxes includes the following components:

Year ended December 31, 2003
Currently payable
Federal	$1,337
State and local	58

1,395
Deferred
Federal	(255)
State and local	87

$1,227

The net deferred tax components consisted of the following:

December 31, 2003
Deferred tax liabilities:
Tax depreciation over book depreciation	$(1,117)
Tax intangible amortization over book intangible amortization	(827)
Pension asset	(104)
State deferred tax	(189)

(2,237)

Deferred tax assets:
Inventories	129
Accounts receivable	102
Accrued liabilities	402

633

Net deferred tax components	$(1,604)

(6) MAJOR CUSTOMER

Sales to one customer approximated 45% and 46% of total net sales for the year ended December 31, 2003 and the nine months ended September 26, 2004, respectively. Receivables from this customer comprised approximately 23% and 22% of net accounts receivable as of December 31, 2003 and September 26, 2004, respectively. The Division is party to a supply agreement with this customer (see Note 7).

(7) COMMITMENTS AND CONTINGENCIES

Operating Lease Agreements

The Division has various equipment and vehicle operating leases. Leases expire on various dates through October 2006. Total rent expense, other than to the parent company (see Note 8), was approximately $151 for the year ended December 31, 2003.

The annual future minimum rental obligations as of December 31, 2003 are as follows:

2004	$137
2005	132
2006	9

Total	$278

Environmental Remediation

The Division is subject to loss contingencies resulting from environmental laws and regulations relating to potentially hazardous wastes and other materials. As of September 26, 2004, the Division’s estimated liability for environmental remediation costs totaled $158 as determined by management based upon information known at that time. This accrual does not take into account any discounting for the time value of money. There was no liability recorded as of December 31, 2003.

Litigation

Litigation is instituted from time to time against the Division which involves routine matters to the Division’s business. In the opinion of management, the ultimate disposition of any potential litigation will not have a material adverse effect upon the Division’s results of operations or financial position.

Sales Commitments

The Division is party to supply agreements with its major customer (see Note 6) and one other customer. The agreement with the major customer expires in December 2008, with provisions allowing the customer to competitively bid the business for each year beginning January 1, 2006, 2007 and 2008. The agreement with the other customer expires in August 2006. The supply agreements provide the customers with agreed upon prices.

(8) RELATED PARTY TRANSACTIONS

JCI manages all treasury functions on behalf of the Division. In addition, certain corporate and shared costs are allocated to the Division by JCI. Such allocations include corporate salaries and benefits, professional fees, insurance costs, and departmental charges for executive management, human resources, internal audit, treasury, legal, tax, and finance. Allocated costs approximated $960 for the year ended December 31, 2003. In addition, interest expense charged from JCI approximated $143 for the year ended December 31, 2003.

The Division leases certain facilities from the parent company. Rent expense charged from the parent company was approximately $181 for the year ended December 31, 2003.

Supplemental disclosures of cash flow information for interest and income taxes paid have not been included as those payments are made at the JCI level.

The Division provides certain printing services to companies under common control. Such sales approximated $167 for the year ended December 31, 2003. Related receivables for these services approximated $23 at December 31, 2003.

The division purchases certain telecommunication services from a company under common control. These purchases approximated $81 for the year ended December 31, 2003.

(9) SUBSEQUENT EVENT

On January 25, 2005, the majority of the Division’s operating assets were purchased and liabilities assumed by Multi-Color Corporation for a preliminary purchase price of approximately $27 million.

Multi-Color Corporation

Pro Forma Consolidated (unaudited) Financial Information

On January 25, 2005, Multi-Color Corporation (the “Company”) through its wholly owned subsidiaries MCC-Norway, Inc. and MCC-Wisconsin, LLC completed the purchase of certain assets and assumed certain liabilities of the NorthStar Print Group, Inc. a subsidiary of Journal Communications, Inc.

The unaudited pro forma consolidated financial information has been derived from the application of pro forma adjustments to the historical consolidated financial statements of Multi-Color Corporation and NorthStar Print Group, Inc. The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisition occurred at the beginning of the periods presented, nor is it necessarily indicative of future financial position or results of operations. This unaudited pro forma information does not include, nor does it assume, any benefits from cost savings or synergies of the combined operations. The pro forma adjustments are based upon available information and certain assumptions we believe are reasonable.

The unaudited pro forma statements of income for the twelve months ended March 31, 2004 and the six months ended September 30, 2004 are prepared as if the acquisition had occurred at the beginning of the respective periods. The unaudited pro forma balance sheet information as of September 30, 2004 has been prepared as if the acquisition had occurred on that date.

The preliminary purchase price of approximately $27 million, subject to a working capital adjustment, was based upon a multiple of earnings and the estimated book value of the assets acquired and assumed liabilities. The proceeds paid at closing were obtained through available cash of $5 million, $20 million in borrowings on the acquisition credit line and $2 million borrowed under the revolving line of credit. In addition to the purchase price, the Company recorded approximately $1.1 million for acquisition related costs, including legal, accounting and advisory services. The acquisition has been accounted for as an asset purchase, and accordingly the purchase price has been allocated on a preliminary basis to assets and liabilities based on their fair market value as of the date of acquisition. We do not expect the final allocation of the purchase price will differ significantly from the preliminary allocation.

The unaudited pro forma financial information should be read in conjunction with the historical consolidated financial statements and notes thereto of Multi-Color Corporation included on form 10-K and of the financial statements and notes thereto of NorthStar Print Group, Inc. included in this filing.

MULTI-COLOR CORPORATION

Pro Forma Consolidated Statements of Income (unaudited)

For the Year ended:

(Thousands except per share amounts)

	Historical		Pro Forma
	Multi - Color March 31, 2004	NorthStar December 31, 2003	Adjustments		Consolidated
Net sales	$126,961	$57,307			$184,268
Cost of goods sold	103,688	47,937	(184	)(A)	151,441

Gross profit	23,273	9,370	184		32,827
Selling, general and administrative expenses	10,762	6,037	228	(B)	17,027
Plant Closure Costs	897				897
Impairment loss on long-lived assets	199				199

Operating income	11,415	3,333	(44)		14,704
Other (income) expense, net	(70)				(70)
Interest expense	1,077	143	520	(C)	1,740

Income before income taxes	10,408	3,190	(564)		13,034
Income taxes	3,902	1,227	(242	)(D)	4,887

Net income	$6,506	$1,963	$(322)		$8,147

Basic earnings per share	$1.08				$1.35
Diluted earnings per share	$0.99				$1.24
Average number of common shares outstanding:
Basic	6,013				6,013
Diluted	6,594				6,594

See accompanying Notes to Pro Forma Consolidated Financial Statements.

Certain Multi-Color balances have been reclassified to conform with current year presentation.

MULTI-COLOR CORPORATION

Pro Forma Consolidated Statements of Income (unaudited)

For the 6 months ended September 30, 2004

(Thousands except per share amounts)

	Historical		Pro Forma
	Multi - Color	NorthStar	Adjustments		Consolidated
Net sales	$60,485	$30,990			$91,475
Cost of goods sold	50,132	25,327	(42	)(A)	75,417

Gross profit	10,353	5,663	42		16,058
Selling, general and administrative expenses	5,508	3,225	114	(B)	8,847

Operating income	4,845	2,438	(72)		7,211
Other (income) expense, net	(60)				(60)
Interest expense	416	67	258	(C)	741

Income before income taxes	4,489	2,371	(330)		6,530
Income taxes	1,694	1,010	(241	)(D)	2,463

Net income	$2,795	$1,361	$(89)		$4,067

Basic earnings per share	$0.45				$0.65
Diluted earnings per share	$0.42				$0.62
Average number of common shares outstanding:
Basic	6,247				6,247
Diluted	6,600				6,600

See accompanying Notes to Pro Forma Consolidated Financial Statements.

MULTI-COLOR CORPORATION

Pro Forma Consolidated Balance Sheets (unaudited)

as of September 30, 2004

(Thousands)

	Historical		Pro Forma
	Multi - Color	NorthStar	Adjustments		Consolidated
ASSETS
Current Assets:
Cash	$3,238	$1	$(3,238	)(F)	$1
Accounts receivable, net	15,349	5,675			21,024
Inventories	8,083	7,021	(87	)(E)	15,017
Deferred tax asset	527	566	(566	)(E)	527
Prepaid and refundable income taxes	—	1,469	(1,469	)(E)	—
Prepaid expenses and other	313	87	(38	)(E)	362

Total current assets	27,510	14,819	(5,398)		36,931
Property, plant and equipment, net	34,690	5,751	11,712	(G)	52,153
Goodwill	11,759	2,362	(2,362	)(E)	11,759
Intangible assets, net	775		1,821	(H)	2,596
Other	58	279	(279	)(E)	58

Total assets	$74,792	$23,211	$5,494		$103,497

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$4,079	$8,297	$(2,392	)(F)	$9,984
Current portion of capital lease obligations	4				4
Accounts payable	6,487	3,717	(504	)(E)	9,700
Accrued liabilities	4,309	2,133	(403	)(E)	6,039

Total current liabilities	14,879	14,147	(3,299)		25,727
Long-term debt, excluding current portion	18,073		17,857	(F)	35,930
Capital lease obligations, excluding current portion	4				4
Deferred tax liability	5,060	2,227	(2,227	)(E)	5,060
Deferred compensation	492				492

Total liabilities	38,508	16,374	12,331		67,213
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value, $.10 stated value	309				309
Additional paid-in capital	13,301				13,301
Treasury stock, at cost	(119)				(119)
Accumulated other comprehensive loss	(56)				(56)
Retained earnings	22,849	6,837	(6,837	)(E)	22,849

Total shareholders’ equity	36,284	6,837	(6,837)		36,284

Total liabilities and shareholders’ equity	$74,792	$23,211	$5,494		$103,497

See accompanying Notes to Pro Forma Consolidated Financial Statements.

Multi-Color Corporation

Notes to Unaudited Pro Forma Consolidated Financial Statements

(A)	To adjust depreciation expense as if the acquisition had been recorded at the beginning of the respective periods based on the estimated fair market value and estimated useful lives of the assets as of the date of the acquisition.

(B)	To record amortization expense related to the intangible assets, comprised of customer relationships and customer contracts, recorded as a result of the acquisition.

(C)	To adjust the interest expense associated with the $22 million in debt incurred in the acquisition funded by Multi Color’s acquisition line of credit ($20 million) and its revolving line of credit ($2 million), assuming an average interest rate of approximately 2.45% for the twelve months ended March 31, 2004 and approximately 2.35% for the six months ended September 30, 2004. The interest rate is based upon the average 30 day LIBOR rate in effect during the respective time periods plus 1.25%.

(D)	To reflect income taxes as if the acquisition had occurred at the beginning of the respective periods using Multi Color’s effective tax rate of 37.5% for the twelve months ended March 31, 2004 and 37.7% for the six months ended September 30, 2004.

(E)	To remove assets not purchased and liabilities not assumed with the acquisition, net of additional liabilities incurred as a direct result of the transaction and elimination of NorthStar’s equity.

(F)	The proceeds paid at closing were obtained through available cash of $5 million, $20 million in borrowings on the acquisition credit line and $2 million borrowed under the revolving line of credit. In addition to the purchase price, the Company recorded approximately $1.1 million for acquisition related costs, including legal, accounting and advisory services. The $20 million acquisition line of credit is to be repaid over seven years in equal quarterly installments. Therefore, at September 30, 2004, $2.1 million is considered short term in addition to the $2 million revolver. $8.3 million NorthStar’s debt to its parent company was not assumed at the acquisition.

(G)	Adjust acquired fixed assets to estimated fair value.

(H)	To record the estimated fair value of intangible assets, comprised of customer relationships and customer contracts, acquired with the acquisition.